SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 15, 1997


                                GKN HOLDING CORP.
             (Exact name of registrant as specified in its charter)


                         Commission file number 0-21105
                         ------------------------------


Delaware                                               13-3414302
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(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


61 Broadway, New York, New York                        10006
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(Address of principal executive offices)               (Zip Code)


(212)509-3800
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(Registrant's telephone number, including area code)



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Item 5.  Other Events


On January 15, 1997, GKN Holding Corp.'s primary operating subsidiary, GKN Securities Corp. (GKN), and Robert Gladstone, Executive Vice President of GKN, concluded a settlement with the United States Securities and Exchange Commission
(SEC) resolving a long standing and previously disclosed SEC investigation arising out of customer complaints against ten brokers and alleged related supervisory failures during 1991 and 1992.

The Offer of Settlement was entered into by GKN and Robert Gladstone, both without admitting or denying the SEC's findings. Under the terms of the settlement agreement, GKN will pay a penalty of $100,000 and will engage an independent consultant to review the firm's supervisory and compliance policies and procedures. GKN also agreed to implement any recommendations made by the independent consultant. Robert Gladstone will pay a penalty of $50,000, and is suspended from all association in any capacity with any broker, dealer, investment adviser, investment company or municipal securities dealer for a period of thirty days, and thereafter will not be so associated in a supervisory capacity for the next eleven months. Mr. Gladstone will remain an officer and principal stockholder of GKN.

The SEC Order states in its findings that from 1990 through 1992 GKN hired a large number of registered representatives and that the number of customer complaints received by GKN rose substantially and included multiple complaints against certain of the registered representatives. Such complaints included unauthorized trading in customer accounts and the failure to execute appropriately customer sale orders. All of GKN's registered representatives reported to and were supervised by Robert Gladstone. The Order states that GKN and Robert Gladstone failed to establish adequate supervisory procedures to monitor the sales practices of the registered representatives during the period and that they failed to have in place procedures to track customer complaints, to identify multiple complaints against particular registered representatives and to adequately respond to the sales practice violations reflected by the customer complaints. The Order also contains GKN's representation that, since the latter part of 1992, it has undertaken a number of specific efforts to improve its supervisory and compliance systems and to maintain these policies and procedures.



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                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              GKN HOLDING CORP.


Date:  January 16, 1997                       /s/ Peter R. Kent
                                              -----------------
                                              Peter R. Kent
                                              Chief Operating Officer and
                                              Chief Financial Officer